Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On May 18, 2026 (the “Closing Date”), Neurocrine Biosciences, Inc. (“Neurocrine” or the “Company”) completed the previously announced acquisition (the “Acquisition” or “Transaction”) of Soleno Therapeutics, Inc. (“Soleno”). On May 14, 2026, the Company also entered into a credit agreement (see Note 1) (the “Credit Agreement”) to fund its working capital needs post-Acquisition. The unaudited pro forma condensed combined statements of income (the “unaudited pro forma condensed combined financial information”) give effect to the Acquisition, as described further in Note 1 below, and were prepared in accordance with the requirements of Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information gives effect to the Acquisition (the “Transaction Accounting Adjustments”) as if it had occurred on January 1, 2025 for purposes of the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2026 and for the year ended December 31, 2025.

In accordance with Rule 11-02(c)(1) of Regulation S-X, the unaudited pro forma condensed combined financial information is not required to, and does not, include an unaudited pro forma condensed combined balance sheet as of June 30, 2026 because the Acquisition is already reflected in the Company’s historical condensed consolidated balance sheet as of June 30, 2026, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission (“SEC”) on July 31, 2026.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X using accounting policies in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The unaudited pro forma condensed combined financial information (1) was prepared using the acquisition method of accounting pursuant to Accounting Standards Codification 805, Business Combinations (“Topic 805”), with the Company being the accounting acquirer, and (2) has been adjusted to give pro forma effect to the Company and Soleno’s historical consolidated financial statements to account for the Acquisition.

In accordance with Topic 805, the Company used its best estimates and assumptions to assign fair values to the tangible and identifiable intangible assets acquired and liabilities assumed, and to the related income tax impacts as of the Closing Date. The estimated excess of the purchase price over the fair value of identifiable assets acquired and liabilities assumed was allocated to goodwill. The estimated fair values of the assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the Closing Date. Actual future results of the combined company may differ significantly from the pro forma amounts presented here due to various factors, including differences between the preliminary purchase price allocation and the final allocation, future business performance, integration efforts, and market conditions. In the opinion of the Company’s management, the unaudited pro forma condensed combined financial information includes all material adjustments necessary to be in accordance with Article 11 of Regulation S-X. The Company intends to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than the date that is one year following the Closing Date.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have been achieved if the Acquisition had been consummated on the date indicated, or that the combined company may achieve in future periods. Further, the unaudited pro forma condensed combined financial information does not reflect any revenue and operating synergies or cost savings that may result from the Acquisition.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2025 and for the six months ended June 30, 2026 is derived from:

•

The historical unaudited Condensed Consolidated Financial Statements and accompanying notes of Neurocrine as of and for the six months ended June 30, 2026, included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the SEC on July 31, 2026;

•

The historical audited Consolidated Financial Statements and accompanying notes of Neurocrine as of and for the year ended December 31, 2025 included in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 11, 2026;

•

The historical unaudited Condensed Consolidated Financial Statements and accompanying notes of Soleno as of and for the three months ended March 31, 2026, included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, as filed with the SEC on May 7, 2026;

•

The historical audited Consolidated Financial Statements and accompanying notes of Soleno as of and for the year ended December 31, 2025, included in its amended Annual Report on Form 10-K/A for the year ended December 31, 2025, as filed with the SEC on April 30, 2026; and

•	The historical unaudited consolidated statement of operations of Soleno for the stub period of April 1, 2026 through May 17, 2026 derived from Soleno’s books and records.

All terms defined in this Exhibit 99.3 are used solely for the purposes of Exhibit 99.3 and do not apply to any other section of the Form 8-K/A of which this exhibit forms a part.

Neurocrine Biosciences, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Six months ended June 30, 2026

(in millions, except per share data)	Historical Neurocrine for the six month period ended 6/30/2026 (As Reported)	Historical Soleno for the three month period ended 3/31/2026 (As Adjusted) (Note 3)	Historical Soleno for the period 4/1/2026 to 5/17/2026	Transaction Accounting Adjustments		Note 4	Pro Forma Combined	Note 5
Revenues:
Net product sales	$1,765.3	$94.6	$39.4	$			$1,899.3
Collaboration revenues	8.2	—	—				8.2

Total revenues	1,773.5	94.6	39.4		—		1,907.5

Operating expenses:
Cost of revenues, excluding amortization of acquired intangible assets	36.9	1.2	0.8		15.1	4(a)	52.0
					(1.8)	4(b)
					(0.2)	4(c)
Research and development	622.9	16.9	5.6		(18.1)	4(b)	625.3
					(2.0)	4(c)
Acquired in-process research and development	22.7	—	—				22.7
Selling, general and administrative	758.2	44.8	109.2		(40.2)	4(b)	867.4
					(4.6)	4(c)
Amortization of acquired intangible assets	16.5	—	—		53.6	4(d)	70.1
Change in fair value of contingent consideration	—	0.5	0.1				0.6
Gain of sale of business, net of transaction costs	(28.6)	—	—				(28.6)

Total operating expenses	1,428.6	63.4	115.7		1.8		1,609.5

Operating income (loss)	344.9	31.2	(76.3)		(1.8)		298.0

Other income (expense):
Interest expense	(2.9)	(1.3)	(3.7)		5.0	4(e)	(2.9)
Unrealized gain on equity investments	26.5	—	—				26.5
Investment income and other, net	40.5	4.9	0.2				45.6

Total other income (expense), net	64.1	3.6	(3.5)		5.0		69.2

Income (loss) before provision for income taxes	409.0	34.8	(79.8)		3.2		367.2

Provision for income taxes	66.7	3.5	—		3.0	4(f)	73.2

Net income (loss)	$342.3	$31.3	$(79.8)		$0.2		$294.0

Earnings per share:
Basic	$3.40						$2.92	5(a)
Diluted	$3.30						$2.83	5(a)
Weighted average shares outstanding:
Basic	100.8						100.8	5(a)
Diluted	103.8						103.8	5(a)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Neurocrine Biosciences, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2025

(in millions, except per share data)	Historical Neurocrine (As Reported)	Historical Soleno (As Adjusted) (Note 3)	Transaction Accounting Adjustments		Note 4	Pro Forma Combined	Note 5
Revenues:
Net product sales	$2,833.9	$190.4	$			$3,024.3
Collaboration revenues	26.6	—				26.6

Total revenues	2,860.5	190.4		—		3,050.9

Operating expenses:
Cost of revenues, excluding amortization of acquired intangible assets	52.1	2.7		28.8	4(a)	85.6
				1.8	4(b)
				0.2	4(c)
Research and development	1,015.7	46.2		18.1	4(b)	1,082
				2.0	4(c)
Acquired in-process research and development	17.4	—				17.4
Selling, general and administrative	1,156.2	126.5		40.2	4(b)	1,327.5
				4.6	4(c)
Amortization of acquired intangible assets	—	—		139.9	4(d)	139.9
Change in fair value of contingent consideration	—	5.5				5.5

Total operating expenses	2,241.4	180.9		235.6		2,657.9

Operating income	619.1	9.5		(235.6)		393.0

Other income (expense):
Unrealized (loss) on equity investments	(4.0)	—				(4.0)
Interest expense	—	(5.5)		5.5	4(e)	—
Investment income and other, net	90.3	17.0				107.3

Total other income (expense), net	86.3	11.5		5.5		103.3

Income before provision for income taxes	705.4	21.0		(230.1)		496.3

Provision for income taxes	226.8	—		(55.0)	4(f)	171.8

Net income	$478.6	$21.0		$(175.1)		$324.5

Earnings per share:
Basic	$4.81					$3.26	5(a)
Diluted	$4.67					$3.17	5(a)
Weighted average shares outstanding:
Basic	99.5					99.5	5(a)
Diluted	102.5					102.5	5(a)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Transaction

In April 2026, the Company, Sigma Merger Sub, Inc., a wholly owned subsidiary of the Company formed solely to facilitate the Acquisition, and Soleno entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company agreed to commence a cash tender offer to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of Soleno (the “Shares”) at a price of $53.00 per Share (the “Offer Price”), payable in cash, without interest and subject to any required withholding of taxes, at closing. On the Closing Date, the Company successfully completed the Acquisition, adding VYKAT™ XR (diazoxide choline), a first-in-class therapy to treat hyperphagia in Prader-Willi syndrome to its portfolio of innovative medicines to strengthen its leadership position in endocrinology and rare disease.

Additionally, on the Closing Date and at the effective time of the Acquisition (the “Effective Time”), pursuant to the Merger Agreement, Soleno’s equity awards were treated as follows:

(i)

each option to purchase Shares (a “Soleno Option”) that was outstanding and unexercised as of immediately prior to the Effective Time and that was not an Out of the Money Soleno Option (as defined below), whether or not then vested or exercisable, became fully vested and was cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to (A) the total number of Shares subject to such Soleno Option immediately prior to such cancellation multiplied by (B) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share underlying such Soleno Option. Each Soleno Option that had an exercise price per Share that was equal to or greater than the Offer Price (an “Out of the Money Soleno Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, was cancelled and no holder thereof was entitled to any payment with respect to such Soleno Option before or after the Effective Time; and

(ii)

each restricted stock unit award with respect to Shares (a “Soleno RSU Award”) that was outstanding as of immediately prior to the Effective Time, whether or not then vested, became fully vested and was cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to (A) the number of Shares subject to such Soleno RSU Award immediately prior to such cancellation multiplied by (B) the Offer Price; and

(iii)

each warrant to purchase Shares (a “Soleno Warrant”) that was outstanding and unexercised immediately prior thereto, whether vested or unvested, was treated as being simultaneously cashless exercised as of immediately prior to the Effective Time, in accordance with the terms and conditions specified in the applicable Soleno Warrant and subject to deduction for any applicable withholding taxes.

These equity-related settlements are reflected in the unaudited pro forma condensed combined financial information as either consideration transferred attributable to pre-combination services or post-combination expense attributable to post-combination services.

Additionally, on May 14, 2026, the Company entered into the Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto. The Credit Agreement provides for a five-year, $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”). Interest rates under the Revolving Credit Facility are variable and equal to, at the Company’s option, (i) Term SOFR (as defined in the Credit Agreement), plus a margin of 1.125% to 1.75% per annum, or (ii) an alternate base rate plus a margin of 0.125% to 0.75% per annum, in each case based on the lower of the applicable rates determined by reference to the Company’s total secured net leverage ratio and credit ratings from time to time.

The Company will pay customary agency fees and a commitment fee based on the daily unused portion of the Revolving Credit Facility at a rate of 0.10% to 0.25% per annum based on the lower of the applicable rates determined by reference to the Company’s secured net leverage ratio and credit ratings from time to time. The Revolving Credit Facility is not subject to amortization and will mature on the fifth anniversary of the closing date of the Credit Agreement. On May 18, 2026, the Company drew $600.0 million under the Revolving Credit Facility selecting a Term Benchmark Borrowing (as defined in the Credit Agreement) with interest to be paid every three months (first payment due August 14, 2026). Accordingly, the initial interest rate shall be set at 4.896%, calculated as Term SOFR plus 1.25%.

As of June 30, 2026, the Company had repaid the full $600.0 million outstanding under the Revolving Credit Facility. Because both the borrowing and subsequent repayment are reflected in the Company’s historical financial statements as of June 30, 2026, no Transaction Accounting Adjustments related to the drawdown or repayment have been included in the unaudited pro forma condensed combined financial information. Additionally, no adjustments associated with the interest expense related to the drawdown and amortization expense related to deferred financing fees have been reflected in the unaudited pro forma condensed combined financial information as such amounts were not material.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2026 and the year ended December 31, 2025 give effect to the Acquisition as if it had been consummated on January 1, 2025. The Acquisition has been accounted for as a Business Combination under Topic 805. Upon completion of the Acquisition, the Company controlled Soleno, and accordingly, was determined to be the accounting acquirer. Refer to Note 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 31, 2026, for information on the purchase consideration, fair value estimates of the assets acquired and liabilities assumed, and resulting goodwill as of the acquisition date.

The Transaction Accounting Adjustments are based on preliminary estimates and currently available information and on assumptions that Neurocrine management believes are reasonable under the circumstances. These notes to the unaudited pro forma condensed combined financial information describe how such Transaction Accounting Adjustments were derived and are presented in the unaudited pro forma condensed combined statements of income. Certain reclassifications have been made to the historical presentation of Soleno’s financial statements in order to conform to the financial statement presentation of the Company. These reclassifications are discussed further in Note 3 below. There have been no other material accounting policy differences identified between those of the Company and those of Soleno during the periods presented.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of Neurocrine and Soleno would have been had the Acquisition been consummated on January 1, 2025 for presentation in the unaudited pro forma condensed combined statements of income, nor are they necessarily indicative of future consolidated results of operations of the Company. The unaudited pro forma condensed combined statements of income do not include management adjustments to reflect the costs of any integration activities, nor any synergies or benefits that may result from realization of any anticipated revenue growth or operational efficiencies expected to result from the Acquisition.

Note 3 – Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, the Company reviewed available information related to the accounting policies and financial statement presentation of Neurocrine and Soleno. As a result of that review, certain balances were reclassified from the Soleno financial statements so that their presentation would be consistent with that of the Company’s financial statements. Further, as a result of such review, the Company did not identify any other material accounting policy differences between the accounting policies of Neurocrine and Soleno that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The following table presents Soleno’s adjusted unaudited statement of income for the three months ended March 31, 2026, to conform with that of Neurocrine (in millions):

Soleno’s financial statement line item	Neurocrine’s financial statement line item	Soleno’s Historical for the three months ended March 31, 2026 (As reported)	Reclassification Adjustments	Notes		Soleno’s Adjusted Statement of Income for the three months ended March 31, 2026
Product revenue, net	Net product sales	$94.6				$94.6
Operating expenses:
Cost of goods sold	Cost of revenues, excluding amortization of acquired intangible assets	1.2				1.2
Research and development	Research and development	11.3	$5.6	(a	)	16.9
Selling, general and administrative	Selling, general and administrative	50.4	(5.6)	(a	)	44.8
Change in fair value of contingent consideration	Change in fair value of contingent consideration	0.5				0.5

Total operating expenses		63.4				63.4

Operating income (loss)		31.2				31.2

Other income (expense), net
Interest income, net		4.9	(4.9)	(b	)	—
	Investment income and other, net		4.9	(b	)	4.9
Interest expense	Interest expense	(1.3)				(1.3)

Total other income (expense), net		3.6	—			3.6

Income (loss) before provision for income taxes		34.8	—			34.8

Provision for income taxes	Provision for income taxes	3.5				3.5

Net income (loss)		$31.3	$—			$31.3

(a)	Represents a reclassification to align Soleno’s departmental expense classifications within operating expenses with Neurocrine’s presentation.
(b)	Represents a reclassification of “Interest income, net” to “Investment income and other, net” to conform to Neurocrine’s financial statement line item.

The following table presents Soleno’s adjusted unaudited statement of income for the year ended December 31, 2025, to conform with that of Neurocrine (in millions):

Soleno’s financial statement line item	Neurocrine’s financial statement line item	Soleno’s Historical for the year ended December 31, 2025 (As reported)	Reclassification Adjustments	Notes		Soleno’s Adjusted Statement of Income for the year ended December 31, 2025
Product revenue, net	Net product sales	$190.4				$190.4
Operating expenses:
Cost of goods sold	Cost of revenues, excluding amortization of acquired intangible assets	2.7				2.7
Research and development	Research and development	40.6	5.6	(a	)	46.2
Selling, general and administrative	Selling, general and administrative	132.1	(5.6)	(a	)	126.5
Change in fair value of contingent consideration	Change in fair value of contingent consideration	5.5				5.5

Total operating expenses		180.9				180.9

Operating income (loss)		9.5				9.5

Other income (expense), net
Interest income, net		17.0	(17.0)	(b	)	—
	Investment income and other, net		17.0	(b	)	17.0
Interest expense	Interest expense	(5.5)				(5.5)

Total other income (expense), net		11.5	—			11.5

Income (loss) before provision for income taxes		21.0	—			21.0

Provision for income taxes	Provision for income taxes	—				—

Net income (loss)		$21.0	$—			$21.0

(a)	Represents a reclassification to align Soleno’s departmental expense classifications within operating expenses with Neurocrine’s presentation.
(b)	Represents a reclassification of “Interest income, net” to “Investment income and other, net” to conform to Neurocrine’s financial statement line item.

Note 4 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions, which are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined statements of income:

(a)

Reflects an increase to cost of revenues of $15.1 million and $28.8 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, related to the amortization of the fair-value step-up to inventory recognized as part of the acquisition accounting. The Company recorded a fair value step-up of $168.2 million to inventory as of the Closing Date, which is expected to be recognized as an increase in cost of revenues as the related inventory is produced and sold. This adjustment reflects the incremental expense associated with the fair value step-up based on forecasted inventory turnover and production cycles, which was approximated to be 4 to 6 years, calculated as follows:

	Six Months Ended	Year Ended
(in millions)	June 30, 2026	December 31, 2025
Removal of amortization related to inventory step-up recorded in post-acquisition period	$(3.0)	$—
Inventory step-up amortization	18.1	28.8

Net pro forma adjustment to cost of revenues	$15.1	$28.8

(b)

Reflects the reclassification of share-based compensation expense related to awards that were accelerated and settled in cash by the Company on the Closing Date. Because the expense was recognized during the six months ended June 30, 2026, the adjustment reflects the attribution of such expense as if it were incurred on January 1, 2025.

(c)

Reflects the reclassification of non-recurring expenses related to transaction bonus payments to certain Soleno employees that were paid on the Closing Date. Because the expense was recognized during the six months ended June 30, 2026, the adjustment reflects the attribution of such expense as if it were incurred on January 1, 2025.

(d)

Represents the incremental amortization expense associated with the preliminary fair value of the acquisition-related definite-lived intangible asset for the six months ended June 30, 2026 and the year ended December 31, 2025.

The adjustment for the incremental amortization of the definite-lived identifiable intangible asset, calculated using the straight-line method, is as follows:

			Amortization Expense
(in millions)	Estimated Useful Life (Years)	Estimated Fair Value	Six Months Ended June 30, 2026	Year Ended December 31, 2025
VYKAT XR	16.0	$2,237.8	$69.9	$139.9
Removal of amortization expense recorded in post-acquisition period			(16.3)	—

Pro forma adjustment for incremental amortization expense			$53.6	$139.9

These preliminary estimates of fair value and estimated useful lives may differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in amortization expense of approximately $7.0 million and $13.9 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, under the straight-line method.

(e)

Represents the elimination of historical interest expense, amortization of debt issuance costs and loss on extinguishment associated with Soleno’s promissory notes with Oxford Finance LLC for the six months ended June 30, 2026 and the year ended December 31, 2025, as the notes were fully repaid on the Closing Date.

(f)

Represents the income tax expense for the six months ended June 30, 2026 and the income tax benefit for the year ended December 31, 2025 resulting from the Transaction Accounting Adjustments using the statutory tax rates in effect in the U.S for each period. Because the Transaction Accounting Adjustments contained in these unaudited pro forma financial statements are based on estimates, the actual effective tax rate will likely vary from the effective rate in periods subsequent to the Acquisition.

Transaction costs of approximately $33.1 million are included in the historical unaudited Condensed Consolidated Statement of Income of the Company for the six months ended June 30, 2026. No additional transaction costs were incurred by the Company subsequent to June 30, 2026. Accordingly, no adjustment has been made to accrue additional transaction costs in the unaudited pro forma condensed combined financial information.

Note 5 – Pro Forma Earnings Per Share

(a)

Represents basic earnings per share, which is calculated based upon pro forma net income divided by the weighted average number of common shares outstanding during the period. For the calculation of diluted earnings per share, the Company utilizes the treasury stock and if-converted methods to reflect the weighted average number of common and potentially dilutive shares outstanding during the period, excluding those whose effect would be anti-dilutive. There were no pro forma effects to the weighted average number of common shares outstanding as a result of the Acquisition. The following table summarizes the computation of the unaudited pro forma basic and diluted net income per share:

(in millions, except per share data)	Six months ended	Year ended
	June 30, 2026	December 31, 2025
Pro forma net income - basic and diluted	$294.0	$324.5
Weighted-average common shares outstanding:
Basic	100.8	99.5
Effect of dilutive securities	3.0	3.0

Diluted	$103.8	$102.5

Pro forma earnings per share:
Basic	$2.92	$3.26
Diluted	$2.83	$3.17
Shares excluded from diluted per share amounts because their effect would have been anti-dilutive	4.5	4.0